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                                                               EXHIBIT 23(b)


                      Consent of PricewaterhouseCoopers LLP


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-26767) of Greif Bros. Corporation of our report dated December 4, 1998 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 4, 1998, relating to the financial statement schedules for the years ended October 31, 1998 and 1997, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
January 24, 2000